UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 23, 2018

JRjr33, INC.

(Exact name of registrant as specified in its charter)

Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 001-36755	(IRS Employer
of incorporation or organization)		Identification No.)

2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201

(Address of principal executive offices and zip code)

(469) 913-4115

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 23, 2018, JRJR33, Inc. (the “Company”) received notification (the “Notification Letter”) from the NYSE American LLC (the “NYSE American”) that it was not in compliance with Sections 134 and 1101 of the NYSE American Company Guide as a result of its failure to timely file with the Securities and Exchange Commission (the “SEC”) its Form 10-Qs for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017.

The Notification Letter also stated that the NYSE American has reviewed the Company’s February 22, 2018 extension request and determined to accept the request and grant a plan period extension through April 18, 2018. Further, the Notification Letter states that the Company must complete its filings of its Form 10-Qs and Form 10-K for the year ended December 31, 2017 on April 18, 2018. If the Company is not in compliance with the continued listing standards by April 18, 2018 or if the Company does not make progress consistent with the plan during the plan period, the NYSE American staff will initiate delisting proceeding, as appropriate.

The Company’s common stock will continue to be listed on the NYSE MKT while it attempts to regain compliance with the listing standards noted, subject to the Company’s compliance with other continued listing requirements. The Company’s common stock will continue to trade under the symbol “JRJR,” but will have an added designation of “.BC” to indicate that the Company is not in compliance with the NYSE MKT’s listing standards.

The Company issued a press release on February 26, 2018, announcing that it had received the Notification Letter. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by JRjr33, Inc. dated February 26, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRjr33, Inc.

Date: February 26, 2018	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President

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